                                                                   EXHIBIT 10(i)

                    MAKERS OF HIGH PERFORMANCE CERAMICS FOR
                             RESEARCH AND INDUSTRY

                         SALES DISTRIBUTION AGREEMENT

In consideration of the mutual obligations undertaken by Superconductive Component, Inc., (hereafter the Principal) and Earth Chemical Co., Ltd, INORGANIC DIVISION (hereafter the Distributor), Address: New Awajimachi Bldg. 6F, 3-14, 1-Chome, Awajimachi, Chuo-ku, Osaka 541-0047, Japan Phone:
011-06-6221-2275 Fax: 011-06-6208-3143. Under this agreement, the parties agree as follows:

1.  APPOINTMENT OF DISTRIBUTOR

Superconductive Components, Inc. hereby appoints Earth Chemical Co., Ltd INORGANIC DIVISION as its exclusive sales distributor for the purpose of conducting sales promotion activities and soliciting orders from potential customers within the assigned territory of Japan. The assigned territory may be modified at any time as mutually agreed to in writing by Principal and Distributor.

2.  PRINCIPAL'S SALES POLICIES

The prices, charges and terms of sales of the product to the distributor shall be established solely by the Principal, which reserves the right to modify or alter those terms at any time. The Distributor will determine the prices, charges and terms of sales to customer in its exclusive territory. The Distributor will work to insure that it's pricing for the Principal's product is not unreasonably different from prices charged by competitors for the same quality and quantity of product.

3.  RESPONSIBILITY OF DISTRIBUTOR

The Distributor agrees to comply with all of Principals sales policies and operating regulations, which may be issued.

4.  PRINCIPAL - DISTRIBUTOR RELATIONSHIP

Distributor is an independent contractor and is not an employee of Principal for any purpose whatsoever. Distributor shall have sole control in the manner and mean of performing under this agreement. All expenses and disbursements incurred by Distributor in connection with agreement shall be born wholly and completely by the Distributor. Distributor does not have any right, power or authority either "expressed or implied", to make any warranties or create any contractual obligation on behalf of, or, in the name of Principal. Distributor shall have the right to appoint and shall be solely responsible, at their own risk and expense, for any independent agents that may be engaged by Distributor in regard to this agreement. Such salespeople and

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employees of Distributor shall not have any claim against Principal for salaries, commissions, items of cost or other form of compensation or reimbursement.

5.  EXCLUSIVITY OF PRINCIPAL AND DISTRIBUTOR

The Principal agrees that the Distributor is its exclusive outlet for its products in the assigned territory, All sales inquiries received directly by the Principal from the Distributor's exclusive territory will be forwarded to the Distributor for fulfillment. From time to time there may be customers who prefer to deal directly with the Principal and in those cases the Principal and the Distributor will negotiate a fair and reasonable commission on the sales from the customer. The Distributor agrees that it will exclusively sell the products of the Principal, being sputtering targets, superconductive and non-superconductive powders, and Levitators-TM- and other product lines as may be added by the Principal and mutually agreed to be added to this agreement by the Distributor. The Distributor is not excluded from, selling the Principal's product outside its exclusive territory but the customer protections created by this agreement may not apply.

6.  SALES GOALS IN DISTRIBUTOR'S TERRITORY

The Distributor agrees to work with the Principal to achieve mutually acceptable levels of sales, by year, in the exclusive territory. These sales goals are to be established by the Distributor based on information available on market size, growth, the uniqueness of the Principal's products and general economic conditions in the exclusive territory. These sales goals will be included as part of this agreement in an amendment.

6.  INDEMNIFICATION

Principal indemnifies and holds Distributor harmless from and against all liability or damages, property or personal injury, caused by reason of any Principal products (whether or not defective) or any act or mission of Principal, except as might be caused through negligence or wrongful act of the Distributor, their salespeople or employees. Distributor agrees to indemnify and hold harmless Principal of and from any loss, damage, claim or liability arising out of any failure by Distributor to perform it's obligations under this agreement.

7.  DISTRIBUTOR'S DISCOUNT

Principal agrees to discount prices for products ordered by the Distributor and accepted by Principal, which are in accordance with the intent and purpose of this contract. The discount will be 10% from the company's internally published list price for the quality and volume of tile product requested by the Distributor. From time to time the Distributor may request special pricing in order to remain competitive in its territory and the Principal will make every effort to comply.

8.  TERMINATION OF AGREEMENT

This agreement may be terminated at will for any reason whatsoever by either party providing thirty (30) day written notice of such election by Registered Mail to the other party at it's


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principal business address. The termination date shall be construed as being the postmark date on the Registered letter.

9.  ASSIGNMENTS

This agreement shall be assignable by Principal or Distributor without the prior written agreement and consent by both parties.

10. COMPLETE AGREEMENT

This agreement constitutes tile entire agreement and understanding between the parties and supersedes all prior agreements and understandings, whether written or oral. No modification or claimed waiver of any of the provisions hereof shall be valid unless in writing and signed by tile party against whom such modification or waive is sought to be enforced.

11. APPLICABLE LAW

This agreement and any amendments hereto shall be governed by and construed in accordance with the law of the State of Ohio.

12. SEVERABLE PROVISIONS

The provisions of this agreement are sever able; and if any one or more provisions may be determined to be unlawful, or otherwise unenforceable, in whole or part, the remaining provisions shall nevertheless be binding and enforceable.

In witness whereof, the parties have executed this Agreement this _____ day of _____________, 1999.

Principal:                              Distributor:
Superconductive Components, Inc.        Earth Chemical Co,, Ltd.
                                        INORGANIC DIVISION


By: /s/ J.R. Gaines, Jr.                By: /s/ Y. Nishihara
   ------------------------------          --------------------------------
    J. R. Gaines, Jr.                       Y. Nishihara

Title: Vice President                   Title: Director
      ---------------------------             -----------------------------

Date: 9/20/99                           Date: 11/15/99
     ----------------------------            ------------------------------

Encls: Sales Goal Attachment


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

ATTACHMENT:

SALES GOALS for Earth Chemical Co. Ltd INORGANIC DIVISION for Japan

    Sales value of products sold to Earth Chemical Co., Ltd for distribution in Japan

          August 1999 through July 2000 (First Year)          $ 24,000
          August 2000 through July 2001 (Second Year)         $ 48,000
          August 2001 though July 2002 (Third year)           $ 96,000
          August 2002 through July 2003 (Fourth Year)         $128,000
          August 2003 through July 2004 (Fifth Year)          $160,000

Assumptions:

1. Superconductive Components, Inc. sales of core products, superconductive and non-superconductive powder, ceramic sputtering targets, Levitators-TM-and educational Kits for the calendar year 1998 were as follows:

         PRODUCT LINE                               NET 1998 DOMESTIC SHIPMENTS
         Superconductive Powder                              $55,909
         Non-superconductive Powders                          $5,319
         Superconductive Sputtering Targets                  $37,029
         Other Ceramic Sputtering Targets                   $110,655
         Educational Kits                                    $15,402
         Levitators                                          $15,195

         TOTAL                                              $239,509

These numbers excluded shipments of these products outside the US.

2. We believe that the market in Japan is equal to the market in the US for these specialty products. This is based on published information on the level of private and government spending on superconductivity in both countries.

3. The Distributor, as a well respected, world-class manufacturer of substrates for superconductor and other thin film applications, maintains a large number of customer contacts in the thin film industry so that penetration of the market for sputtering targets will proceed along existing channels.

4. Shipments to earth Chemical through 8/31/99 are $8,344 and the current backlog is $3,690, for a total for Year-to-Date 1999 of $12,034.


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